SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Definitive Proxy Statement
/X/	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

NEW FRONTIER MEDIA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ /	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: Common Stock, par value $.0001 per share

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

/ /	Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

EXPLANATORY NOTE

        New Frontier Media, Inc., a Colorado corporation (the “Company”), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on August 8, 2002 in connection with the solicitation of proxies for electing the board of directors of the Company at the Company’s 2002 annual meeting of shareholders.

THE FOLLOWING RELEASE WAS ISSUED OVER
PR NEWSWIRE IN THE LATE AFTERNOON OF AUGUST 8, 2002

For Immediate Release
Contact: Karyn Miller
(303) 444-0900 x 102
kmiller@noof.com

New Frontier Media Invites You to Join Its Fiscal
2003 First Quarter Conference Call

BOULDER, COLORADO, August 8, 2002 -- New Frontier Media, Inc. (Nasdaq: NOOF) invites you to listen to the presentation of its Fiscal 2003 First Quarter earnings via teleconference and live over the Internet on Wednesday, August 14, 2002 at 4:15pm Eastern Time.

What:	Fiscal 2003 First Quarter Earnings Conference Call
When:	Wednesday, August 14th at 4:15 p.m. Eastern Time
Webcast:	To access webcast, log on to the Company's web site at www.noof.com -- Click on Shareholder Info, then Webcasts & Events
Conference Call:	(800) 257-7087 (To reserve your space on the conference call, contact Melissa McGuire of New Frontier Media by calling 303-444-0900 ext. 155, or send an email to mmcguire@noof.com)

If you are unable to participate during the conference call or live webcast, the presentation will be archived on the Corporate web site, www.noof.com, or available via telephone by calling 800-405-2236 using the access code 492194.

ABOUT NEW FRONTIER MEDIA, INC.
New Frontier Media, Inc. is a leading distributor of adult entertainment via electronic platforms. The Company delivers the most extensive lineup of quality programming over the broadest range of electronic means including cable, satellite, Internet, Broadband and video-on-demand.

The Erotic Networks™, the umbrella brand for the Company’s subscription and pay television subsidiary, provides pay-per-view and subscription TV networks to over 29 million cable, DBS (direct broadcast satellite) and C-band households throughout North America. The Erotic Networks™ include Pleasure™, TeN™, ETC (Erotic Television Clips)™, Extasy™, True Blue™ and X-Cubed™. These networks represent the widest variety of editing standards available and are programmed without duplication to offer the most extensive selection of adult network programming under a single corporate umbrella.

For more information contact Karyn Miller at (303) 444-0900, extension 102, and please visit our web site at www.noof.com.

NEW FRONTIER MEDIA HAS FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION RELATING TO THE SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF NEW FRONTIER MEDIA FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS. NEW FRONTIER MEDIA STRONGLY ADVISES ALL NEW FRONTIER MEDIA SHAREHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN NEW FRONTIER’S PROXY SOLICITATION IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT FILED ON JULY 24, 2002.